Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350

In connection with the Annual Report on Form 10-K of GE Vernova Inc. (the “registrant”) for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “report”), each of the undersigned officers of the registrant certify, pursuant to 18 U.S.C. § 1350, that to such officer's knowledge:
(1)The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

January 29, 2026

/s/ Scott Strazik
Scott Strazik
Chief Executive Officer and President

/s/ Kenneth Parks
Kenneth Parks
Chief Financial Officer